REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and Investors of the
Emerging Markets Local Income Portfolio:
In planning and performing our audit of the
consolidated financial statements of the
Emerging Markets Local Income Portfolio
(the "Portfolio"), as of and for the year
ended October 31, 2012, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Portfolio's
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the consolidated
financial statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Portfolio's internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Portfolio is
responsible for establishing and maintaining
effective internal control over financial
reporting.  In fulfilling this responsibility,
estimates and judgments by management are
required to assess the expected benefits and
related costs of controls.  A portfolio's
internal control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation of
consolidated financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
portfolio's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the portfolio; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of
consolidated financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the portfolio are being made
only in accordance with authorizations of
management and trustees of the portfolio;
and (3) provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use, or disposition
of a portfolio's assets that could have a
material effect on the consolidated financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a portfolio's
annual or interim consolidated financial
statements will not be prevented or detected
on a timely basis.
Our consideration of the Portfolio's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Portfolio's internal
control over financial reporting and its
operation, including controls for
safeguarding securities, that we consider to
be a material weakness, as defined above, as
of October 31, 2012.
This report is intended solely for the
information and use of management and the
Trustees of Emerging Markets Local Income
Portfolio and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 21, 2012